RESTRICTED STOCK COMPENSATION AGREEMENT

        This Restricted Stock Compensation Agreement (this “Agreement”) is made as of the 25th day of July, 2003 by and between Findex.com, Inc., a Nevada corporation with its principal place of business located at 11204 Davenport Street, Suite 100, Omaha, Nebraska 68154 (hereinafter referred to as the “Company”) and William Terrill, an individual residing at 524 Sheffield Naperville, IL  60565 (hereinafter referred to as the “Recipient”)(the Company and the Recipient are hereinafter referred to jointly as the “Parties”).

        WHEREAS, Recipient is currently an officer of the Company and, in consideration of his services as such, is entitled, pursuant to a certain employment agreement dated June 7, 2002 between Recipient and the Company, to signing bonus compensation in the amount of of $10,000, among other things, for his services (the “Signing Bonus Compensation”);

        WHEREAS, the Company desires to pay the Signing Bonus Compensation to the Recipient in the form of restricted shares of common stock of the Company, par value $0.001 per share (the “Company Common Stock”), and the Recipient is prepared to accept the Signing Bonus Compensation in the form of restricted shares of common stock of the Company;

        NOW, THEREFORE, it is agreed between the parties as follows:

    1.        Grant of Restricted Stock; Conversion Value. In lieu of paying the Signing Bonus Compensation in cash, and subject to the terms and conditions hereinafter set forth, the Company hereby agrees to grant, issue, and deliver to Recipient as of the date hereof, and Recipient agrees to accept, two hundred and fifty thousand (250,000) restricted shares of Company Common Stock (the “Compensation Shares”). It is understood and agreed that the number of Compensation Shares granted hereunder is based upon a conversion price of $0.04 per share.

    2.        Acknowledgements, Agreements, Representations and Covenants of Recipient.

        2.1     (a)       The Recipient represents that he is either (i) accredited within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, or (ii) has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of accepting the Compensation Shares in lieu of cash compensation.

                  (c)        The Recipient represents that it has previously completed and delivered to the Company an investor questionnaire, and that the information provided therein is truthful and accurate.

                  (d)        The Recipient represents and warrants (i) that he has been furnished by the Company during the course of evaluating his/her/its interest in this transaction with all information regarding the Company which he had requested or desired to know; (ii) that all documents which could be reasonably provided have been made available for his inspection and review; (iii) that he has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the offering; (iv) that he has read the Company’s annual report on SEC Form 10-KSB for the fiscal year ending December 31, 2002 (the “2002 10-K”)and all subsequent quarterly reports on SEC Form 10-QSB in their entirety, and fully understands the information contained therein; and (v) that he understands those risk factors associated with an investment in the Compensation Shares which are specifically set forth in the 2002 10-K.

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                  (e)        The Recipient acknowledges that the purchase price for the Compensation Shareshas been established based on the quoted trading price for the Company Common Stock, which bears no relationship to the assets or book value of the Company, and which may or may not be reflective of actual recent trading in the Company Common Stock.

                  (f)        The Recipient acknowledges that this offering of Compensation Shares may involve tax consequences and that he has received no opinions or statements from the Company in respect of same. The Recipient further acknowledges that he must retain his own professional advisors to evaluate the tax and other consequences of an investment in the Compensation Shares.

        2.2     (a)        The Recipient acknowledges that this offering of the Compensation Shares has not been reviewed by the United States Securities and Exchange Commission (the “SEC”) based on the Company’s intention that it be a nonpublic offering conducted pursuant to exemption from the registration requirements of the Securities Act, as amended (the “Securities Act”), specifically Section 4(2) thereof and/or Rule 506 of Regulation D promulgated thereunder. The Recipient acknowledges that the Compensation Shares have not been registered under the Securities Act, or the securities laws of any individual states, that the Compensation Shares are being purchased for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Compensation Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the SEC thereunder or in connection therewith, and applicable state securities laws. The Recipient further acknowledges that the Compensation Shares must be held indefinitely unless they become registered under the Securities Act, or an exemption from such registration is available, and an opinion of counsel for the Company is furnished stating that registration is not required under the Securities Act or such state securities laws.

                  (b)        The Recipient is aware and understands that availability of the claimed exemption from registration under the Securities Act pursuant to which this offering is being conducted depends, in part, upon his investment intention. In this connection, the Recipient is further aware and understands that it is the position of the SEC that the statutory basis for such exemption would not be present if his representation merely meant that his present intention was to hold such securities for a short period, such as the capital gains period under any tax statutes, for a deferred sale, for a market rise, assuming that a market is maintained, or for any other fixed period. The Recipient is further aware and understands that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company contained herein, and the SEC would likely regard such a sale or disposition as a deferred sale to which such exemptions are not available.

                  (c)        The Recipient understands that there is currently a very limited public market for the Compensation Shares. The Recipient further understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a one (1) year holding period prior to the resale (in limited amounts) of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Recipient further understands and hereby acknowledges that, unless and until the Compensation Shares are registered, any determination to allow the Compensation Shares to be transferred out of the Recipient’s name shall be within the exclusive discretion of the Company, and shall only be permitted to the extent that an opinion of counsel to the Company has been obtained to the effect that neither the sale nor the proposed transfer would result in a violation of the Securities Act or of the applicable securities laws of any state or other jurisdiction.

                  (d)        The Recipient acknowledges that the certificates to be issued representing the Compensation Shares may bear a legend containing the following or similar words:

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY OTHER SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF, OR OFFERED FOR TRANSFER, SALE OR OTHER DISPOSITION IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT, AND ANY OTHER APPLICABLE SECURITIES LAWS, OR (ii) THE AVAILABILITY OF AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND ANY OTHER APPLICABLE SECURITIES LAWS AS EVIDENCED BY AN OPINION OF COUNSEL TO THE COMPANY”.

        2.3     (a)        The Recipient agrees to indemnify and hold harmless the Company, and each of its officers, other directors, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses as such are incurred) incurred by the Company and/or any such individual which (a) arises out of or is based upon any untrue representation or other statement by the Recipient of a material fact contained in this Agreement, or (b) arises out of or is based upon any breach by the Recipient of any representation, warranty, agreement or covenant contained herein.

                  (b)        The Recipient agrees to indemnify and hold harmless the Company, and each of its officers, other directors, agents and attorneys against any and all losses, claims, demands, liabilities and expenses incurred by the Company and/or any such individual in connection with the defending or investigating of any claims or liabilities, including reasonable legal or other expenses as such are incurred and whether or not resulting in any liability to the Company or such individual, to which any such indemnified party may become subject under the Securities Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue representation or other statement of a material fact contained in this Agreement, or (b) arise out of or are based upon any breach by the Recipient of any representation, warranty, agreement or covenant contained herein.

        2.4     The Recipient represents that the address furnished in the initial paragraph of this Agreement is the address of Recipient’s current principal residence.

        2.5     The Recipient acknowledges that at such time, if ever, as any of the Compensation Shares are registered, sales of such Compensation Shares will be subject to federal, state and other applicable securities laws, including those which may require that such securities be sold through a registered broker-dealer or in reliance upon an exemption from registration, and the Recipient agrees and covenants to comply with all such applicable laws.

/s/ William Terrill William Terrill	FINDEX.COM, INC. - A Nevada Corporation - By: /s/ Steven Malone Name: Steven Malone Title: President & CEO

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